                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Section 240.14a-11(c) or Section 240.14a-12


                                 VIADOR INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

--------------------------------------------------------------------------------
(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                            [LOGO OF VIADOR, INC.]
                        2000 Charleston Rd., Suite 1000
                         Mountain View, CA 94043-1632
                                (650) 645-2000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON May 30, 2001

                               ----------------

To the Stockholders of Viador Inc.:

   The annual meeting of stockholders of Viador Inc., a Delaware corporation, will be held on May 30, 2001 at 10:00 a.m., local time, at the Company's headquarters located at 2000 Charleston Road, Suite 1000, Mountain View, California 94043, for the following purposes:

  1. To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2001; and

  2. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

   The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on March 30, 2001, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices.

   All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

   YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,
                                          /s/ Alice Pilch
                                          Alice Pilch
                                          Secretary

Mountain View, California
April 23, 2001

                               [LOGO OF VIADOR]
                        2000 Charleston Rd., Suite 1000
                         Mountain View, CA 94043-1632
                                (650) 645-2000

                               ----------------

                                PROXY STATEMENT

                               ----------------

   Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 30, 2001.

                       GENERAL INFORMATION ABOUT VOTING

Who can vote?

   You can vote your shares of common stock if our records show that you owned the shares on March 30, 2001. A total of 18,165,646 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

   Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

   The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

   Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 2000 Charleston Rd., Suite 1000, Mountain View, CA 94043-1632, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

   Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

   If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

   We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

   If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

   We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of ours. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1:

                    RATIFICATION OF APPOINTMENT OF AUDITORS

   KPMG LLP has been selected by our board of directors as our independent auditors for the year ending December 31, 2001. If ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

   Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Fees Billed to the Company by KPMG LLP During Fiscal Year 2000

 Audit Fees

   Audit fees accrued and paid by the Company to KPMG LLP during the Company's 2000 fiscal year for their audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $265,000.

 Financial Information Systems Design and Implementation Fees

   The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2000.

 All Other Fees

   Fees accrued and paid by the Company to KPMG LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $49,628.

   The Audit Committee did not consider whether the provision of non-audit services is compatible with the principal accountants' independence. In connection with the new standards of independence of the Company's external auditors promulgated by the Securities and Exchange Commission, during the Company's 2001 fiscal year the Audit Committee will consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

   Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of KPMG LLP as the independent auditors for the current year.

Vote Required

   The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2001 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

                     THE BOARD OF DIRECTORS AND COMMITTEES

   Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, prior to the consummation of our initial public offering in October 1999, we elected one board member to a one-year term, two board members to two-year terms, and two board members to three-year terms. Virginia M. Turezyn was designated a Class I director whose term expired at the 2000 annual meeting of stockholders. Dawn
G. Lepore and Chong Sup Park were designated Class II directors whose terms expire at the 2001 annual meeting of stockholders. Stan X. Wang and Teddy Kiang were designated Class III directors whose terms expire at the 2002 annual meeting of stockholders.

   After these initial terms, a single class of directors will be elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his or her election or until his or her successor has been elected and duly qualified.

   The number of directors is determined from time to time by the board of directors and is currently fixed at six members. Nevertheless, pursuant to our certificate of incorporation and bylaws, the board of directors expects to review the size of the board of directors from time to time, and if suitable outside candidates are available, the board may increase the size of the board of directors.

   Jonathan Harding was elected to serve as a Class I director on our board of directors in October 2000 to fill an existing vacancy on our board of directors. One of our Class II directors, Dawn Lepore, resigned from the board of directors in December 2000 and Randolph Marks was elected to fill such vacancy. Mr. Marks resigned from the board of directors in April of 2001. Currently no successor has been elected to fill Mr. Marks' vacancy. Our other Class II director, Chong Sup Park, will resign from our board of directors, effective May 30, 2001. As a result of Mr. Marks' and Mr. Park's resignations, there are no Class II directors up for reelection at this annual meeting.

   Set forth below is certain information concerning our incumbent directors:

Directors Whose Terms Expire In 2002

   Stan X. Wang. Stan X. Wang, age 38, is a co-founder of Viador Inc. Mr. Wang has served as Chairman of the board of directors since we were founded in December 1995. From December 1995 to October 2000, Mr. Wang served as President and Chief Executive Officer. Prior to founding Viador, Inc., from January 1995 to December 1995, Mr. Wang oversaw the data warehouse division of the RightSizing Group, a software and services company focused on Internet, data warehouse and large database and financial database applications where he designed and implemented numerous large enterprise software projects. From July 1990 to January 1995, Mr. Wang was an architect in Oracle Corporation's information access tools group. Mr. Wang holds a B.S. in Electrical Engineering from Tsing Hua University in China, an M.S. in Mathematics from Oregon State University and an M.S. in Mechanical Engineering from the California Institute of Technology.

   Teddy Kiang. Teddy Kiang, age 48, has served as a director since April 1997. Mr. Kiang is a Managing Director of Crosslink Technology Partners, an early stage venture capital firm, specializing in funding and developing healthcare, network and information technology ventures. From July 1990 to September 1995, Mr. Kiang was the program director and a business development executive for the Point-of-Care Coagulation product system at Boeringer Mannheim Corporation, a biotechnology firm. From August 1980 to July 1990, Mr. Kiang served as a project manager in the Medical Products Group at Hewlett-Packard Laboratories. Mr. Kiang serves on the board of directors of two privately-held companies as the investment representative of Standard Foods Taiwan, Ltd., a publicly traded company in Taiwan. He also serves as a special advisor to the Chairman of AboveNet Communications, Inc., a subsidiary of Metromedia Fiber Network, Inc. (NASDAQ:MFNX). Mr. Kiang holds an M.S. in Chemistry from Columbia University and a Ph.D. in Chemical Physics from Stanford University.

Directors Whose Terms Expire in 2004

   Jonathan M. Harding. Jonathan M. Harding, age 48, has served as President and Chief Financial Officer and a director since October 2000. From April 1998 to October 2000, Mr. Harding served as Executive Vice President and General Manager. Prior to joining us, from July 1994 to April 1998, Mr. Harding was Managing Partner at Vision Unlimited, an information technology consulting company. Mr. Harding also served as Vice President of Professional Services at Brock Control Systems from July 1993 to July 1994. Previously, Mr. Harding has held senior executive positions at Computer Task Group and Knowledge Ware. Mr. Harding holds a B.S. in Economics from SUNY-Brockport and attended the Graduate School of Industrial Administration at Carnegie Mellon University.

   Virginia M. Turezyn. Virginia M. Turezyn, age 43, has served as a director since September 1998. Ms. Turezyn co-founded Information Technology Ventures, a venture capital firm, in September 1994 and has served as a General Partner since its founding. From April 1982 to September 1994, she served in a variety of capacities at Morgan Stanley & Company, Inc., including most recently as Vice President in the Venture Capital Group. Ms. Turezyn serves on the board of directors of several privately held companies. Ms. Turezyn holds a B.A. in Accounting from Queens College and is a Certified Public Accountant.

Board And Committee Meetings

   Our board of directors held six meetings during the fiscal year-end 2000. All directors attended or participated in more than 75% of the aggregate of
(i) the total number of meetings of the board and (ii) the total number of meetings of the committees of the board of directors on which they served.

   Our audit committee currently consists of Teddy Kiang and Virginia M. Turezyn. The audit committee met four times during the fiscal year-end 2000. The audit committee reviews our financial statements and accounting practices, makes recommendations to the board of directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors.

   Because our stock is listed on the Nasdaq Stock Market, we must comply with Nasdaq rules regarding the composition of our audit committee. Specifically, Nasdaq rules require all Nasdaq-listed companies, such as us, to have an audit committee with at least three members and to certify that they have met such requirement, in addition to other independence and financial literacy conditions, by June 14, 2001. Although our audit committee currently consists of two members, our board of directors will elect a third audit committee member and certify to Nasdaq that we are in compliance with their requirements by the June 14, 2001 deadline.

   The board of directors approved a revised charter for the audit committee in June 2000, a copy of which is attached hereto as Appendix A. The board of directors has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The compensation committee currently consists of Teddy Kiang and Virginia
M. Turezyn. The compensation committee met nine times during the fiscal year-end 2000. The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans including the grant of options under those plans.

Director Compensation

   Our directors receive $1,000 for each board meeting attended if in person and $500 if attended telephonically. Directors also receive $500 for each board committee meeting attended if in person and $250 if attended telephonically. All directors are also reimbursed for their reasonable out-of-pocket expenses in serving on the board of directors or any committee thereof. Directors are eligible to receive equity incentives in the form of stock option grants or direct stock issuances under our 1999 Stock Incentive Plan. During fiscal year 2000, former director Randolph A. Marks was granted an option for 20,833 fully-vested shares of our common stock at an exercise price of $2.375 per share. Other than Mr. Marks, no other director received stock option grants or direct stock issuances during fiscal year 2000.

                                  MANAGEMENT

Executive Officers

   The following table sets forth certain information regarding our executive officers as of April 19, 2001:

              Name            Age                              Position
              ----            ---                              --------
   Jonathan M. Harding....... 48    Chief Executive Officer and President

   Steven C. Dille........... 39    Senior Vice President, Worldwide Sales and Marketing

   Subramanian Ramakrishnan.. 42    Vice President, Engineering and Chief Technology Officer

   Alice Pilch............... 36    Vice President, Finance, Chief Financial Officer and Secretary

   Jonathan M. Harding. Jonathan M. Harding has served as President and Chief Executive Officer since October 2000. From April 1998 to October 2000, Mr. Harding served as Executive Vice President and General Manager. Prior to joining us, from July 1994 to April 1998, Mr. Harding was Managing Partner at Vision Unlimited, an information technology consulting company. Mr. Harding also served as Vice President of Professional Services at Brock Control Systems from July 1993 to July 1994. Previously, Mr. Harding has held senior executive positions at Computer Task Group and Knowledge Ware. Mr. Harding holds a B.S. in Economics from SUNY-Brockport and attended the Graduate School of Industrial Administration at Carnegie Mellon University.

   Steven C. Dille. Steven C. Dille has served as Senior Vice President of Worldwide Sales and Marketing since January 2001. From December 1997 to January 2001, Mr. Dille served as Vice President of Marketing. Prior to joining us, from February 1992 to November 1997, Mr. Dille served in the marketing division at Sybase, Inc., a global independent software company, and most recently as director of data warehousing. Previously, Mr. Dille has held marketing and technology leadership positions at Hewlett-Packard Company, NCR and as an independent consultant. Mr. Dille holds a B.S. in Computer Science and Mathematics from the University of Pittsburgh and an M.B.A. in Marketing and Finance from the University of Chicago.

   Subramanian Ramakrishnan. Subramanian Ramakrishnan has served as Vice President, Engineering and Chief Technology Officer since November 1999. Prior to joining us, Mr. Ramakrishnan has held numerous positions worldwide at Citibank, including Marketing and Product Development Director, Regional Operations and Technology Director, and group MIS Director. Most recently, he served as Chief Information Officer and Vice President in the Global Consumer Bank group at Citibank. Mr. Ramakrishnan holds a B.S. in Engineering from the Indian Institute of Technology and an M.B.A. from the Indian Institute of Management.

   Alice Pilch. Alice Pilch has served as Secretary since March 2001 and as Vice President of Finance and Chief Financial Officer since January 2001. From August 2000 to January 2001, Ms. Pilch served as Vice President of Finance and Administration and from December 1999 to August 2000, she served as Controller. Prior to joining us, from December 1993 to August 1999, Ms. Pilch served as director of accounting services for the U.S. Division of Adecco Services, Inc. Ms. Pilch also worked for six years at Deloitte & Touche, where she served as an audit manager. Ms. Pilch holds a B.S. in Accounting and is a certified public accountant.

   Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   The compensation committee of the board is currently comprised of Mr. Kiang and Ms. Turezyn. Neither member of the compensation committee of the board of directors was at any time since our formation one of our officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee of the board of directors.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table sets forth the compensation earned by our Named Executive Officers which include our Chief Executive Officer and our four other most highly-compensated executive officers whose salary and bonus for services rendered to us for the fiscal year ended December 31, 2000, exceeded $100,000. The options listed in the table were granted under our 1996 Stock Option/Stock Issuance Plan (the "1996 Plan"), our Amended and Restated 1997 Stock Option/Stock Issuance Plan (the "1997 Plan") or the 1999 Stock Incentive Plan. The options from the 1996 Plan and the 1997 Plan have been incorporated into the 1999 Stock Incentive Plan, but continue to be governed by their original terms.

                          SUMMARY COMPENSATION TABLE

                                                       Long Term
                                                      Compensation
                                                         Awards
                                                      ------------
                                                       Number of
                                 Annual Compensation   Securities    All Other
                                 --------------------  Underlying   Compensation
           Name             Year Salary ($) Bonus ($) Options (#)       ($)
           ----             ---- ---------- --------- ------------  ------------
Stan X. Wang(1)...........  2000  244,809     55,833    250,000          --
 Chairman of the Board of
  Directors                 1999  150,000     35,000        --           --
                            1998  125,000     20,000    898,783          --

Jonathan M. Harding(2)....  2000  224,999    103,125    845,835          --
 President and Chief
  Executive Officer         1999  150,000     30,000     79,166          --
                            1998   73,920        --      79,167          --

Ben C. Connors(3).........  2000  196,666    100,500    145,000(4)       --
 Vice President, Business
  Development               1999  120,000     20,000          0          --
                            1998  100,000      5,000          0          --

Steven C. Dille...........  2000  203,963     17,500    131,563          --
 Vice President, Worldwide
  Sales and Marketing       1999  135,000     20,000     66,667          --
                            1998  115,000      7,500     58,334          --

Subramanian Ramakrishnan..  2000  191,166     48,913    103,291          --
 Vice President,
  Engineering and           1999   72,450     30,000    133,167          --
 Chief Technology Officer   1998      --         --         --           --

Raja H. Venkatesh(5)......  2000  211,433     27,500          0          --
 Chief Financial Officer
  and Secretary             1999   75,385      5,000    100,000          --
                            1998      --         --         --           --

--------
(1) Mr. Wang served as President and Chief Executive Officer of Viador from December 1995 until October 2000, when he resigned as President and Chief Executive Officer. Mr. Wang remains Chairman of the Board of Directors of Viador.

(2) Mr. Harding has served as a Director, President and Chief Executive Officer of Viador since October 2000. From April 1998 to October 2000, Mr. Harding served as Executive Vice President and General Manager of Viador.

(3) Mr. Connors served as Vice President, Business Development until his resignation which became effective as of January 1, 2001. Mr. Connors is not currently an executive officer of Viador.

(4) During fiscal year 2000, Mr. Connors was granted options for an aggregate 145,000 shares; however, 90 days following his resignation, all unexercised option shares, with the exception of 10,000 shares, were cancelled. The vesting of these 10,000 shares was accelerated so as to become fully vested as of December 31, 2000 and the exercise period was extended to one year following his resignation.

(5) Mr. Venkatesh served as Vice President, Chief Financial Officer and Secretary of Viador from June 1999 until his resignation which became effective as of October 12, 2000. Mr. Venkatesh is not currently an executive officer of Viador. During fiscal year 2000, Mr. Venkatesh was granted options for an aggregate 100,000 shares; however, 90 days following his resignation, all unexercised option shares were cancelled.

Stock Options and Stock Appreciation Rights

   The following table sets forth information regarding option grants to each of the Named Executive Officers during fiscal year 2000. No stock appreciation rights were granted to the Named Executive Officers during the 2000 fiscal year. In 2000, we granted options to purchase an aggregate of 3,854,364 shares to employees, directors, and consultants under our amended and restated 1999 Stock Incentive Plan at exercise prices equal to the closing selling price per share of our common stock on the Nasdaq National Market on the date of grant. Vesting periods are determined by our board of directors and generally provide for shares to vest ratably over a three to four year period.

                    Stock Option Grants in Fiscal Year 2000

                                          Individual Grants
                         ---------------------------------------------------
                                                                             Potential Realizable
                                                                               Value of Assumed
                          Number of  Percentage of                           Annual Rates of Stock
                         Securities  Total Options                            Price Appreciation
                         Underlying   Granted to   Exercise Price             for Option Term(1)
                           Options   Employees in    Per Share    Expiration ---------------------
          Name           Granted (#)     2000          ($/Sh)        Date        5%        10%
          ----           ----------- ------------- -------------- ---------- ---------- ----------
Stan X. Wang............   200,000       5.19%        $20.75        4/23/10  $2,609,913 $6,614,031
                            50,000       1.30%         14.0625      6/22/10     442,192  1,120,600

Ben C. Connors(2).......   100,000       2.59%         20.75        4/23/10   1,304,956  3,307,016
                            25,000       0.65%         14.0625      6/22/10     221,096    560,300
                            20,000       0.52%          3.875      10/12/10      48,739    123,515

Jonathan M. Harding.....    76,668       1.99%         36.75        1/19/10   1,771,941  4,490,447
                            19,167       0.50%         14.0625      6/22/10     169,510    429,571
                           750,000      19.50%          5.75        10/5/10   2,712,108  6,873,014

Steven C. Dille.........    75,000       1.95%         36.75        1/19/10   1,733,391  4,392,753
                            18,750       0.49%         14.0625      6/22/10     165,822    420,225
                             5,000       0.13%          3.875      10/12/10      12,185     30,879
                            32,813       0.85%          2.375      12/05/10      49,010    124,202

Subramanian
 Ramakrishnan...........    76,833       1.92%         36.75        1/19/10   1,775,755  4,500,112
                            26,458       0.69%         14.0625      6/22/10     233,990    592,977

Raja H. Venkatesh(3)....    80,000       2.08%         36.75        1/19/10   1,848,950  4,685,603
                            20,000       0.52%         14.0625      6/22/10     176,877    448,240

--------
(1) The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of common stock appreciates over the option term, no value will be realized from the option grant made to the Named Executive Officer.

(2) Mr. Connors resigned from Viador in January 2001 and all of his options terminated, except as reported in the Beneficial Ownership table.

(3) Mr. Venkatesh resigned from Viador in October 2000 and all of his options terminated, except to the extent that they were exercised and as reported in the Beneficial Ownership table.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

   The following table sets forth information with respect to the Named Executive Officers concerning their exercise of stock options during the fiscal year ended December 31, 2000, and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2000, and no stock appreciation rights were outstanding at the close of such year. In the following table, "Value Realized" is equal to the difference between the fair market value of the shares at the time of exercise and the exercise price paid for the shares, and the "Value of Unexercised In-The-Money Options at Year-End" is based upon the fair value per share at the close of the 2000 fiscal year, which was $1.3125 per share, less the exercise price payable per share.

            Aggregated Option Exercises in 2000 and Year-End Values

                                                                                In-the-Money Options
                                                                               As of 12/31/00 (FMV at
                                                                               12/31/00-ExercisePrice)
                                                         Unexercised Options        (# of Shares)
                                                       ----------------------- -----------------------
                         # of Shares  Value Realized    Vested &                Vested &
                          Acquired     (FMV-Exercise   Exercisable Unvested &  Exercisable Unvested &
                            Upon      Price X Shares      As of        Not        As of        Not
          Name            Exercise    Excercised) ($)   12/31/00   Exercisable  12/31/00   Exercisable
          ----           -----------  ---------------  ----------- ----------- ----------- -----------
Stan X. Wang............      --               --        932,116     216,667   $1,136,511      $ 0
Jonathan M. Harding.....      --               --         81,199     843,802   $    4,124      $ 0
Ben C. Connors..........      --               --         10,000           0   $        0       --
Steven C. Dille.........      --        $1,292,340(2)     43,785     154,445   $        0      $ 0
Subramanian
 Ramakrishnan...........      --               --         57,050     179,408   $        0      $ 0
Raja H. Venkatesh.......   50,000(1)    $  134,754(3)          0           0          --        --

--------
(1) Mr. Venkatesh exercised an option to purchase 5,000 shares of our common stock on April 14, 2000 and exercised an option to purchase 45,000 shares of our common stock on May 26, 2000. Both purchases were made pursuant to promissory notes secured by the purchased shares. For additional information regarding these transactions, please see the disclosures under "Certain Relationships and Related Transactions."

(2) Based upon the fair market value at the time of exercise ($39.625 per share) as determined by the closing selling price on the NASDAQ National Market System.

(3) Based upon the fair market value at the time of exercise ($11.6875 per share on April 14, 2000 and $7.5625 on May 26, 2000) as determined by the closing selling prices on the NASDAQ National Market System.

           EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

   On October 6, 2000, we entered into an employment agreement with Jonathan Harding, our President and Chief Executive Officer. Under such employment agreement, Mr. Harding is provided with an annual base salary of at least $275,000 and a target bonus of not less than 50% of such base salary, and he will also be entitled to enhanced severance benefits. Accordingly, should we terminate Mr. Harding's employment without cause in the absence of a change in control of Viador, then Mr. Harding is entitled to receive: (i) 6 months of salary continuation; (ii) 6 months of vesting credit under each outstanding stock option or unvested stock then held by him; and (iii) continued health care coverage for 6 months following the termination date. Should Mr. Harding resign for good reason, or should we terminate his employment without cause, within 12 months of a change in control of Viador, then Mr. Harding is entitled to receive: (i) a lump sum severance payment equal to 125% of his base salary, less applicable deductions and withholdings; (ii) the full amount of his target bonus for the year in which he is terminated, less applicable deductions and withholdings; (iii) an additional 12 months of vesting credit under his unvested stock options; and (iv) continued health care coverage for 15 months following the termination date. Should Mr. Harding's employment be terminated by us for cause or should he resign for any reason when no change in control of Viador has occurred within the prior 12 months or should he resign without good reason within 12 months following a change in control, Mr. Harding shall be paid only his base salary and all unused vacation earned through the date of termination and all stock vesting and benefits shall cease on the date of termination. For purposes of such severance benefits, good reason for Mr. Harding's resignation will exist if he resigns within 60 days of any of the following events: (i) any reduction in his base salary; (ii) a change in his position with us or a successor company which reduces substantially his duties or level of responsibility; or (iii) any requirement that he relocate his place of employment by more than 50 miles from his then current office, provided such reduction, change or relocation is effected by the Company without his written consent.

   On July 13, 2000, we loaned $54,000 to Steve Dille, our Vice President of Worldwide Sales and Marketing, in order to provide him with funds to satisfy a portion of the alternative minimum tax liability he incurred in connection with his exercise of stock options to purchase shares of our common stock. Pursuant to a letter agreement dated November 30, 2000, the Compensation Committee accelerated the vesting of the remaining 13,373 unvested shares of our common stock which Mr. Dille held pursuant to his exercise of a stock option for 32, 813 shares in February 2000. The accelerated vesting allowed Mr. Dille to sell the 13,373 shares in the open market and thereby reduce his alternative minimum tax liability for calendar year 2000. In return, Mr. Dille agreed to reduce the principal balance of the $54,000 promissory note by $13,500. We also agreed that once Mr. Dille reduced the balance of the note by $13,500, we would grant him a new stock option for the 32,813 shares he sold. The new option would have an exercise price per share equal to the closing selling price per share on the grant date and would become exercisable for 25% of the option shares upon the completion of Mr. Dille's one year of employment with us measured from the grant date of the new option, and the balance of the option shares would become exercisable in 36 successive equal monthly installments upon the completion of each of the next 36 months of employment with us thereafter. In satisfaction of this obligation, our Compensation Committee granted Mr. Dille a stock option for 32,813 shares on December 6, 2000 with an exercise price of $2.375 per share.

                             BENEFICIAL OWNERSHIP

   The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2001, except as noted in the footnotes below by:

  . all persons who are beneficial owners of 5% or more of our common stock;

  . each director;

  . our Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000, whose salary and bonus exceeded $100,000; and

  . all current executive officers and directors as a group.

   Unless otherwise indicated, the address for each shareholder is c/o Viador Inc., 2000 Charleston Rd., Suite 1000, Mountain View, CA 94043-1632. Except as indicated by footnote, we understand that the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws.

   Shares of common stock subject to options, which are currently exercisable or exercisable within 60 days of March 31, 2001, are deemed outstanding for computing the percentages of the person holding such options but are not deemed outstanding for computing the percentages of any other person. The percentage of common stock outstanding as of March 30, 2001 is based on 18,165,646 shares of common stock outstanding on that date.

                                                              Percentage of
                                          Number of Shares        Shares
        Name of Beneficial Owner         Beneficially Owned Beneficially Owned
        ------------------------         ------------------ ------------------
Entities affiliated with Information
 Technology Ventures(1).................     2,603,701            14.33%
Stan X. Wang(2).........................     1,630,786             8.98%
Jonathan M. Harding(3)..................       216,245             1.19%
Ben C. Connors(4).......................        12,072               *
Subramanian Ramakrishnan(5).............       152,197               *
Steven C. Dille(6)......................       124,447               *
Raja Venkatesh(7).......................        33,333               *
Teddy Kiang(8)..........................       776,618             4.28%
Chong Sup Park(9).......................        20,833               *
Virginia M. Turezyn(1)(10)..............     2,603,701            14.33%
Randolph A. Marks(11)...................        20,833               *
All directors and executive officers as
 a group (ten persons)(12)..............     5,591,065            30.78%

--------
  *Less than 1%.

 (1) Stock consists of 2,521,988 shares of common stock held by Information Technology Ventures II, L.P. and 66,713 shares of common stock held by ITV Affiliates Fund II, L.P. and 15,000 shares of common stock subject to options exercisable within 60 days of March 31, 2001 held directly by Ms. Turezyn. Ms. Turezyn, a director of ours, is a principal member of ITV Management II, LLC, the general partner of Information Technology Ventures II, L.P. and ITV Affiliates Fund II, L.P. The general partners of Information Technology Ventures, Mark Dubovoy, Sam H. Lee and Virginia
     M. Turezyn, have voting and dispositive powers with respect to shares held by Information Technology Ventures II, L.P. and ITV Affiliates Fund II, L.P. The address for Information Technology Ventures is 100 Hamilton Avenue, Suite 400, Palo Alto, California 94301.

 (2) Stock consists of 677,836 shares of common stock held directly by Mr. Wang and 952,950 shares of common stock subject to options exercisable within 60 days of March 31, 2001.

 (3) Stock consists of 2,148 shares of Common Stock held directly by Mr. Harding and 214,097 shares of common stock subject to options exercisable within 60 days of March 31, 2001.

 (4) Stock consists of 2,072 shares of Common Stock held directly by Mr. Connors and 10,000 shares of common stock subject to options exercisable within 60 days of March 31, 2001.

 (5) Stock consists of 12,148 shares held directly by Mr. Ramakrishnan and 140,049 shares of common stock subject to options exercisable within 60 days of March 31, 2001.

 (6) Stock consists of 28,633 shares of common stock held directly by Mr. Dille and 95,814 shares of common stock subject to options exercisable within 60 days of March 31, 2001.

 (7) Stock consists of 33,333 shares of common stock held directly by Mr. Venkatesh.

 (8) Stock consists of 141,054 shares of common stock held directly by Mr. Kiang and his wife. Includes 541,041 shares of common stock held by Standard Foods Taiwan, Ltd. and 94,523 shares of common stock held by Crosslink Semiconductor, Inc. (Taiwan); Mr. Kiang, a director of ours, is a Managing Director of Crosslink Technology Partners LLC and the investment representative for Standard Foods Taiwan, Ltd. and Crosslink Semiconductor, Inc. (Taiwan). Mr. Kiang disclaims beneficial ownership of the shares held by Crosslink Semiconductor, Inc. (Taiwan) and Standard Foods Taiwan, Ltd., except to the extent of his pecuniary interest therein.

 (9) Stock consists of 20,833 shares of common stock subject to options exercisable within 60 days of March 31, 2001. Mr. Park shall resign from the board of directors effective May 30, 2001.

(10) Stock consists of 15,000 shares of common stock subject to options exercisable within 60 days of March 31, 2001. Includes an aggregate of 2,190,788 shares of common stock held by Information Technology Ventures II, L.P. and ITV Affiliates Fund II, L.P. Ms. Turezyn, a director of ours, is a principal member of ITV Management II, LLC, the general partner of Information Technology Ventures II, L.P. and ITV Affiliates Fund II, L.P. Ms. Turezyn disclaims beneficial ownership of the shares held by Information Technology Ventures II, L.P. and ITV Affiliates Fund II, L.P.

(11) Stock consists of 20,833 shares of common stock subject to options exercisable within 60 days of March 31, 2001. Mr. Marks resigned from the board in April 2001.

(12) See footnotes 2 through 11 above. Includes options exercisable for 1,459,775 shares of common stock within 60 days of March 31, 2001 under the 1999 Stock Incentive Plan. Note that the table above calculates the number and percentage of shares beneficially owned by all directors and executive officers as of March 31, 2001.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

Compensation Committee Report

   The compensation committee of the board of directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives and approves stock option grants for all executive officers and other employees. The committee is composed entirely of outside directors.

 Compensation Philosophy and Objectives

   We operate in the extremely competitive and rapidly changing high technology industry. The committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for our success, and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of our competitors. Within this overall philosophy, the committee's objectives are to:

  . Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies and other selected companies with which we compete for executive talent;

  . Provide annual variable incentive awards that take into account our overall financial performance in terms of designated corporate objectives and the relative performance of relevant peer companies, as well as individual contributions; and

  . Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

 Compensation Components and Process

   The three major components of our executive officers' compensation are: (I) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards. The committee determines the compensation levels for the executive officers with the assistance of our Human Resources Department. In addition, an independent consulting firm furnishes the committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies that have been identified as the peer companies. The positions of our Chief Executive Officer and executive officers were compared with those of their counterparts at the peer companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the peer companies concerning stock option grants were reviewed and compared.

   Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the peer companies. Our policy is to target base salary levels between the 50th and 75th percentile of compensation practices at the peer companies.

   Variable Incentive Awards. To reinforce the attainment of our goals, the committee believes that a portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of our achievement of the financial performance targets established at the beginning of the fiscal year and also includes a range for the executive's contribution and a strategic component tied to our performance relative to a select group of competitors. The incentive plan sets a threshold level of our performance based on revenue that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the peer companies and is stated in terms of an escalating percentage of the officer's base salary for the year. In fiscal 2000, we achieved our corporate performance targets as well as the strategic target tied to revenue performance relative to the selected competitor group. Awards paid reflected those results plus individual accomplishments of both corporate and functional objectives and a component based upon customer satisfaction.

   Long-Term, Equity-Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The committee determines the size of long-term, equity-based incentives according to each executive's position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the peer companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the committee's discretion. During fiscal 2000, the committee made option grants to Messrs. Wang, Harding, Dille, Ramakrishnan and Venkatesh and Ms. Pilch under our 1999 Stock Incentive Plan. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option grants will provide a return only if the officer remains with us and only if the market price appreciates over the option term.

   CEO Compensation. In setting the total compensation payable to Stan Wang and Jonathan Harding, each of whom served as Chief Executive Officer during a portion of the 2000 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the Chief Executive Officers of companies in the surveyed group.

   Stan Wang. The compensation committee adjusted Mr. Wang's base salary for the 2000 fiscal year in recognition of his performance and with the objective of maintaining his base salary at a competitive level with similarly situated Chief Executive Officers. With respect to Mr. Wang's base salary, it was the compensation committee's intent to provide him with a level of stability and certainty and not have this particular component of compensation affected to any significant degree by our performance factors. For the 2000 fiscal year, Mr. Wang's base salary was approximately at the median of the base salary levels of other Chief Executive Officers at the surveyed companies.

   The remaining components of Mr. Wang's 2000 fiscal year compensation, however, were primarily dependent upon corporate performance. Mr. Wang was eligible for a cash bonus for the 2000 fiscal year as determined by the compensation committee. Mr. Wang received a $55,833 bonus because he attained certain performance goals in the 2000 fiscal year. Mr. Wang did not have a formal employment agreement with us.

   Jonathan Harding. Mr. Harding began serving as Chief Executive Officer in October 2000 when Stan Wang resigned from that post. The compensation committee established Mr. Harding's base salary for the 2000 fiscal year with the objective of maintaining his base salary at a competitive level with similarly situated Chief Executive Officers. With respect to Mr. Harding's base salary, it is the compensation committee's intent to provide him with a level of stability and certainty and not have this particular component of compensation affected to any significant degree by our performance factors. For the 2000 fiscal year, Mr. Harding's base salary was approximately at the median of the base salary levels of other Chief Executive Officers at the surveyed companies.

   The remaining components of Mr. Harding's 2000 fiscal year compensation, however, were primarily dependent upon corporate performance. Mr. Harding was eligible for a cash bonus for the 2000 fiscal year as determined by the compensation committee. A $103,125 bonus was paid to him because he attained his performance goals while serving as our Executive Vice President and General Manager from January through October of fiscal year 2000. Mr. Harding has entered into an employment agreement with us.

 Other Elements of Executive Compensation

   Executives are eligible for corporation-wide medical and dental benefits and participation in a 401(k) plan under which we currently provide no matching contributions. In addition, executives participate in a corporation-wide short and long-term disability insurance program and a group term life insurance program.

 Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds one million dollars per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 2000 fiscal year did not exceed the one million dollar limit for any officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal 2001 will exceed that limit.

   Our 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the one million dollar limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the one million dollar limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the one million dollar level.

   It is the opinion of the committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-and long-term.

                                          Submitted by the Compensation
                                           Committee of our
                                          Board of Directors

                                          Teddy Kiang
                                          Virginia M. Turezyn

                            AUDIT COMMITTEE REPORT

   The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

   The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K for that year.

   The audit committee has reviewed and discussed the audited financial statements with management of the Company.

   The audit committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

   Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee
                                          of the Board of Directors

                                          Teddy Kiang
                                          Virginia M. Turezyn

                               PERFORMANCE GRAPH

   The following graph shows a six month comparison of cumulative total return on our common stock, based on the market price of our stock assuming reinvestment of dividends with a return of the Standard and Poor's 500 Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning October 26, 1999, the day our common stock began trading, through December 31, 2000.

                            Cumulative Total Return

                         Based on reinvestment of $100
                          Beginning October 26, 1999

                              [PERFORMANCE GRAPH]

                              10/26/99 12/31/99 3/31/00 6/30/00 9/30/00 12/31/00
                              -------- -------- ------- ------- ------- --------
Viador Inc...................   100      375      432     140      77      12
S&P 500 .....................   100      115      117     113     112     103
Nasdaq ......................   100      149      167     145     135      91

--------
(1) The graph assumes that on October 26, 1999, $100 was invested in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder results. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the compensation committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

   Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In fiscal year 2000, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below. We believe each of the transactions described below was negotiated at arms-length and were on terms as favorable as those obtainable from disinterested third parties.

   On April 14, 2000, our former Vice President, Finance and Chief Financial Officer, Raja Venkatesh, exercised an option to purchase 5,000 shares of our common stock at a price of $5.28 per share, and in connection with that option exercise, we loaned Mr. Venkatesh $26,400, evidenced by a Note Secured by Stock Pledge Agreement. On May 26, 2000, Mr. Venkatesh exercised another option to purchase an additional 45,000 shares of our common stock at $5.28 per share. In connection with this exercise, we loaned him a total of $262,732.89 ($237,600.00 to finance the option exercise price plus $25,132.89 to satisfy the applicable withholding taxes). This latter loan is also evidenced by a Note Secured by Stock Pledge Agreement. Both Notes carry interest at the minimum required rate under the federal tax laws and are secured by a pledge of the purchased shares. Mr. Venkatesh never formally executed either of the Notes, although both Notes were previously filed as exhibits to our quarterly report on Form 10-Q for the quarter ended June 30, 2000. Mr. Venkatesh subsequently resigned from his position as Vice President, Finance, Chief Financial Officer and Secretary on October 2000. At the time of his departure, Mr. Venkatesh was vested in 33,333 shares out of the total 60,000 shares of our common stock that he purchased (including 10,000 shares he purchased with cash in November 1999). We elected to repurchase the remaining 26,667 unvested shares at the original $5.28 per share price he paid for those shares. In effecting such repurchase, we applied the amount due to Mr. Venkatesh for the repurchased shares to the reduction of the principal balance of his May 26, 2000 Note, and that Note was accordingly reduced by $140,801.76. Pursuant to the terms of both the April 14, 2000 and May 26, 2000 Notes, the remaining outstanding principal balance and all accrued interest became immediately due and payable 30 days after Mr. Venkatesh's resignation. Currently, the Notes have an outstanding principal balance of $148,331.13 plus accrued interest. Mr. Venkatesh has indicated to us that he did not sign either of the Notes because they contained certain provisions which were contrary to his understanding of the terms upon which those loans were to be made to him and, for that reason, he does not believe that he owes us the unpaid balance of those unexecuted Notes. Although we have expressed to Mr. Venkatesh our disagreement with his assertions, our Compensation Committee has not decided at this time whether to initiate legal proceedings to collect the outstanding amounts due under the Notes.

   All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the board of directors and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             STOCKHOLDER PROPOSALS

   To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2002, a stockholder proposal must be received by Alice Pilch, Secretary, Viador Inc., 2000 Charleston Rd., Suite 1000, Mountain View, CA 94043-1632, no later than December 30, 2001. If we are not notified of a stockholder proposal by December 30, 2001, then the proxy solicited by the board of directors for the 2002 annual meeting will confer discretionary authority to vote against such stockholder proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 2000, except for a delinquent Form 4 filing by our former Vice President of International Business Development, Ben C. Connors, (which such transaction was later reported on his Form 5 for fiscal year 2000), a delinquent Form 4 filing by director Teddy Kiang (which such transaction was later reported on his Form 5 for fiscal year 2000), a delinquent Form 3 filing made by Mr. Randolph Marks in the first quarter of 2001 instead of December 2000 and a failure to file a Form 5 by former Chief Financial Officer Raja Venkatesh. To our knowledge, during 2000 no other person subject to the reporting requirement of Section 16(a) failed to file or was delinquent in filing a required report.

                                 OTHER MATTERS

   Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

   It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

   A copy of our Annual Report for the 2001 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

   We have filed an Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Alice Pilch, Secretary, Viador Inc., 2000 Charleston Rd., Suite, 1000, Mountain View, CA 94043-1632.

                                          By Order of the Board of Directors,

                                          /s/ Alice Pilch
                                          Alice Pilch
                                          Secretary

Dated: April 23, 2001
Mountain View, California

                                  APPENDIX A

                                  VIADOR INC.
               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

     2. Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department; and

     3. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

   The Committee shall meet on a regular basis and shall hold special meetings as circumstances require. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

     1. Review and update this Charter at least annually.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review the regular internal financial reports prepared by and any internal auditing department and management's response.

Independent Accountants

     4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

Financial Reporting Processes

     7. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

     8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

     10. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     13. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     14. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                  VIADOR INC.

                       2000 Charleston Road, Suite 1000
                            Mountain View, CA 94043

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 30, 2001

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 30, 2001 and the Proxy Statement and hereby appoints Jonathan Harding and Alice Pilch, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Viador Inc. ("the Company") held of record by the undersigned on March 30, 2001 at the Annual Meeting of Stockholders to be held at 2000 Charleston Rd, Mountain View, CA 94043 on May 30, 2001 at 10:00 a.m. local time, and any adjournment of postponement thereof. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS ON THE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                        -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE
-----------                                                        -----------

Dear Stockholders:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Viador Inc.


                                  Detach Here


    Please mark
[X] votes as in
    this example


1. Ratify the appointment of KPMG LLP as     2. In their discretion, the proxies
   independent auditors of the Company          are authorized to vote upon any
   for the fiscal year ending December          other business that may properly
   31, 2001.                                    come before this meeting.

       FOR     AGAINST     ABSTAIN

       [_]       [_]         [_]


                                             MARK HERE FOR ADDRESS CHANGE AND
                                             NOTE AT LEFT  [_]


                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. Executors, administration,
                                             trustees, guardians or other
                                             fiduciaries should give full title
                                             as such. If signing for a
                                             corporation, please sign in full
                                             corporate name by a duly authorized
                                             officer.


Signature:__________________Date:______Signature:_________________Date:_________